Exhibit 10.39

CHANGE OF CONTROL AGREEMENT

AGREEMENT made as of this 6th day of May, 2002, between Meridian Medical Technologies, Inc., a Delaware corporation (hereinafter “the Company”), and Carl J. Rebert (hereinafter “the Executive”).

     WHEREAS, the Company wishes to assure the continued availability of the Executive’s services and to create an environment which will promote the Executive’s giving impartial and objective advice in circumstances resulting from the possibility of a Change of Control (as herein defined); and

     WHEREAS, the Company and the Executive wish to provide the Executive with financial protection in the event significant changes in the Executive’s employment status occur following a Change of Control.

     NOW, THEREFORE, the Company and the Executive, in consideration of the terms and conditions set forth herein and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, mutually covenant and agree as follows:

1.     Term.

     The term of this Agreement shall commence on the date hereof and terminate on May 6, 2005 unless the Executive’s employment with the Company or a subsidiary is sooner terminated prior to a Change of Control in which case it will terminate upon the termination of the Executive’s employment (the “Term”), provided, however, if a Change of Control occurs prior to May 6, 2005, then this Agreement will terminate on the second anniversary of the Change of Control.

2.     Payments Upon Change of Control and Termination Event.

     The Company (or after any assumption of the Company’s obligations hereunder by a Successor Employer, the Successor Employer) shall make payments to the Executive as provided for in paragraph 4 hereof upon the occurrence of both a Change of Control and a Termination Event, as such terms are defined in paragraph 3.

3.     Definitions.

     (a)  “Annual Bonus” shall mean the greater of (a) the annual bonus paid or payable to the Executive by the Company or any Successor Employer for the fiscal year immediately preceding the Termination Event and (b) the average of the bonuses paid or payable to the Executive in the three (3) fiscal years immediately preceding the fiscal year in which the Change of Control falls.

     (b)  “Base Salary” shall mean an amount equal to the Executive’s highest annual base salary after the date hereof and preceding a Termination Event.

     (c)  “Cause” means (i) the Executive’s failure or refusal to perform satisfactorily any duties reasonably required of the Executive by the Company or any Successor Employer, as applicable (other than by reason of disability), after reasonable demand for substantial performance is delivered by the Company or Successor Employer specifically identifying the manner in which the Company or Successor Employer believes the Executive has not performed his duties; (ii) the commission by the Executive of a felony or the perpetration by the Executive of a dishonest act against or breach of fiduciary duty toward the Company or any Successor Employer, or any of their customers, employees, or vendors; or (iii) any willful act or omission by the Executive which is injurious in any material respect to the financial condition or business reputation of the Company or any Successor Employer. For purposes of this definition, no act, or failure to act, on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interests of the Company or any Successor Employer, as applicable.

     (d)  A “Change of Control” shall be deemed to have occurred if any of the following have occurred prior to the expiration of the Term:

           (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“1934 Act”)) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the 1934 Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

           (ii) individuals who at the beginning of any two-year period during the Term constitute the Board of Directors of the Company (the “Board”), plus new Directors whose election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of such two-year period (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of such period), cease for any reason during such two-year period to constitute at least two-thirds (2/3) of the members of the Board;

           (iii) the consummation of a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

           (iv) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

           (v) the sale or other disposition by the Company of all or substantially all of the assets of the Company’s Cardiopulmonary Systems Organization; or

           (vi) any other event which the Board determines should constitute a Change of Control.

     (e)  A “Termination Event” shall be deemed to have occurred under the circumstances described in paragraph 3(e)(i) and paragraph 3(e)(ii), as applicable.

           (i) Within the twenty-four (24) month period following a Change of Control, other than a Change of Control described exclusively in paragraph 3(d)(v), (A) the Executive’s employment with the Company is terminated by the Company without Cause, other than by reason of death, retirement on or after the Executive attains the age of sixty-five (65) or disability that entitles the Executive to long-term disability benefits under the Company’s long-term disability plan or policy, or (B) the Executive voluntarily terminates his employment with the Company within 30 days after the occurrence of any of the following events:

                 (A) the assignment to the Executive of any duties inconsistent in any material respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change of Control, or any other action by the Company which results in a diminution in any material respect in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                 (B) a reduction by the Company in the Executive’s annual base salary as in effect on the date hereof, as the same may be increased from time to time;

                 (C) the Company’s requiring the Executive to be based at any office or location that is more than fifty (50) miles from the Executive’s office or location immediately prior to the Change of Control;

                 (D) the failure by the Company (i) to continue in effect any bonus, stock option, or other cash or equity-based incentive plan in which the Executive participates immediately prior to a Change of Control that is material to the Executive’s total compensation, unless an arrangement not materially less favorable to the Executive (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (ii) to continue the Executive’s participation in such plan (or in such substitute or alternative plan) on a basis at least as favorable, both in terms of the amount of benefits provided and the level of the Executive’s participation relative to other participants, as existed immediately prior to the Change of Control; or

                 (E) the failure by the Company to continue to provide the Executive with benefits that in the aggregate are not materially less favorable to the Executive than those received by the Executive under the Company’s pension (including, but not limited to, tax-qualified plans), life insurance, health, accident, disability or other welfare plans in which the Executive was participating, at costs not materially greater than to those paid by the Executive, immediately prior to the Change of Control.

           (ii) Within the twenty-four (24) month period following a Change of Control described exclusively in paragraph 3(d)(v), (A) the Executive’s employment with the Successor Employer is terminated by the Successor Employer without Cause, other than by reason of death, retirement on or after the Executive attains the age of sixty-five (65) or disability that entitles the Executive to long-term disability benefits under the Successor Employer’s long-term disability plan or policy, or (B) the Executive voluntarily terminates his employment with the Successor Employer within 30 days after the occurrence of any of the following events:

                 (A) a reduction by the Successor Employer in the Executive’s annual base salary as in effect on the date hereof, as the same may be increased from time to time;

                 (B) the failure by the Successor Employer to provide the Executive with benefits that are comparable, on an overall basis, to those provided (or made available) to the Executive under the Company’s pension plan(s) (including, but not limited to, tax-qualified plans), life insurance, health, accident, disability or other welfare plans in which the Executive was participating, at costs not materially greater than to those paid by the Executive, immediately prior to the Change of Control; or

                 (C) the failure by the Successor Employer to provide the Executive with incentive compensation opportunities that are at least comparable on an overall basis to those made available to the Executive immediately prior to the Change of Control.

     (f) “Successor Employer” shall mean any person or entity that acquires from the Company all or substantially all of the assets of the Company’s Cardiopulmonary Systems Organization.

4.     Cash Payments.

     In the event of a Termination Event, the Company (or after any assumption of the Company’s obligations hereunder by a Successor Employer, the Successor Employer) shall pay to the Executive the following amounts:

     (a)  the Executive’s full base compensation as earned through the date of the Termination Event at the rate in effect on the date the Termination Event occurs;

     (b)  any bonus to which the Executive has become entitled but which has not yet been paid to the Executive;

     (c)  a lump sum cash payment equal to the sum of: (i) the Executive’s combined base compensation for the twelve-month period immediately preceding the Notice of Termination, and (ii) the Executive’s Annual Bonus; and

     (d)  a lump sum cash payment equal to the product of:

           (i) the higher of (A) the target bonus to which the Executive would have become entitled for the fiscal year in which the Termination Event falls, assuming that all applicable performance goals for the year of termination would have been satisfied, or (B) the Executive’s Annual Bonus; and

           (ii) a fraction, the numerator of which is the number of days in the then-current fiscal year through the date of the Termination Event, and (B) the denominator of which is 365.

5.     Death of Executive.

     If the Executive dies before receiving all payments payable to him under paragraph 4 of this Agreement, the Company (or after any assumption of the Company’s obligations hereunder by a Successor Employer, the Successor Employer) shall continue to make payments pursuant to paragraph 4 hereof to the Executive’s spouse, or if the Executive leaves no spouse, to the estate of the Executive.

6.     Health and Life Insurance Benefits.

     The Company (or after any assumption of the Company’s obligations hereunder by a Successor Employer, the Successor Employer) shall maintain, for a period of twelve (12) months following the date of the occurrence of a Termination Event, the Executive’s eligibility for and participation in any health and life insurance plans in which the Executive was eligible to participate prior to the Termination Event and upon the same basis and cost as prior to the Termination Event, provided however, that if, for any reason, the Company or Successor Employer, as applicable, is unable to continue the Executive’s participation in any such plan, the Company or Successor Employer shall cause the Executive to be eligible to participate in a substantially equivalent arrangement upon substantially the same basis and cost (determined on an after-tax basis) as prior to the Termination Event. Notwithstanding any other provision of this Agreement to the contrary, if in connection with the termination of the Executive’s employment for any reason, the Company or Successor Employer, as applicable, is obligated by law or by contract (including any employment or severance agreement other than this Agreement) or by a Company or Successor Employer plan or policy to provide the Executive with life or health insurance after the Executive’s termination (or a cash payment in lieu thereof), then any health and life insurance required to be provided under this paragraph shall be reduced by the amount of any payments and similar benefits described above, as applicable.

7.     No Duty to Seek Other Employment.

     Amounts payable to the Executive under this Agreement shall not be reduced by the amount of any compensation received by the Executive from any other employer or source, and the Executive shall not be under any obligation to seek other employment or gainful pursuit as a result of this Agreement.

8.     Reduction of Payments.

     Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change of Control or the termination of the Executive’s employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement (all such payments and benefits, including the payments and benefits provided for hereunder, being hereinafter called “Total Payments”) would not be deductible (in whole or part), by the Company, an affiliate or other person or entity making such payment or providing such benefit as a result of Section 280G of the Internal Revenue Code of 1986, as amended, then, to the extent necessary to make such portion of the Total Payments deductible, (A) the cash payments provided for by paragraph 4 hereof shall first be reduced (if necessary, to zero), and (B) the benefits provided for by paragraph 6 hereof shall next be reduced. For purposes of this limitation, no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived by written notice to the Company prior to the date of payment shall be taken into account. All determinations required to be made under the provisions of this paragraph 8 hereof shall be made by tax counsel selected by the Company’s independent auditors and reasonably acceptable to the Executive.

9.     Payment of Compensation to Termination Date.

     In addition to any other payments payable to the Executive hereunder, the Company (or after any assumption of the Company’s obligations hereunder by a Successor Employer, the Successor Employer) shall pay the Executive full compensation and all other amounts and benefits to which the Executive is entitled through the termination of his employment.

10.     No Right to Continued Employment.

     This Agreement shall not confer upon the Executive any right with respect to continuance of employment by the Company, any Successor Employer, or their subsidiaries, nor shall it interfere in any way with the right of his employer to terminate his employment at any time. No payments hereunder shall be required except upon the occurrence of both a Change of Control and a Termination Event. Thus, except as specifically provided herein, no payments hereunder shall be made on account of termination of the Executive’s employment (i) upon the Executive’s death, disability or retirement, (ii) by the Company or any Successor Employer with or without cause or (iii) upon the Executive’s voluntary termination.

11.     Waiver of Breach.

     Waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver by such party of any subsequent breach hereof.

12.     Invalidity.

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, which shall remain in full force and effect.

13.     Legal Fees and Expenses.

     The Company (or after any assumption of the Company’s obligations hereunder by a Successor Employer, the Successor Employer) shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive as a result of a bona fide dispute regarding the application of any provision of this Agreement. Such payments shall be made within five (5) business days after delivery of the Executive’s respective written requests for payment accompanied with such evidence of fees and expenses incurred as the Company or Successor Employer, as applicable, reasonably may require.

14.     Ratification of Previous Employment Agreement.

     The Executive ratifies and confirms the terms and obligations of the agreement entered into between the Company and the Executive relating to, among other things, non-competition with the Company.

15.     Entire Agreement; Written Modification; Termination.

     This Agreement contains the entire agreement between the parties concerning the matters covered hereby. No modification, amendment or waiver of any provision hereof shall be effective unless in writing specifically referring hereto and signed by the party against whom such provision as modified or amended or such waiver is sought to be enforced. This Agreement shall terminate as of the time the Company or any Successor Employer, as applicable, makes the final payment which it may be obligated to pay hereunder or provides the final benefit which it may be obligated to provide hereunder. This Agreement supersedes and replaces any earlier agreement on the subject matter hereof.

16.     Counterparts.

     This Agreement may be made and executed in counterparts, each of which may be considered an original for all purposes.

17.     Successors.

     This agreement shall be binding upon the Company’s successors by reason of merger, consolidation or otherwise. In addition, the Company shall require any Successor Employer to expressly assume this Agreement and the Company’s obligations hereunder, unless such Successor Employer becomes a Successor Employer after a Termination Event has occurred with respect to the Executive.

18.     Governing Law.

     This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned parties have executed or caused to be executed this Agreement as of the day and year first above written.

MERIDIAN MEDICAL TECHNOLOGIES, INC.

By:	/s/ JAMES H. MILLER James H. Miller Chairman, President and Chief Executive Officer

“EXECUTIVE”

/s/ CARL J. REBERT Carl J. Rebert